                                                                    Exhibit 3.39

                   ASSIGNMENT OF COMMERCIAL SECURITY AGREEMENT
                                       AND
                       BUSINESS LOAN AND CREDIT AGREEMENT


         KNOW ALL MEN BY THESE PRESENTS: That SEATTLE-FIRST NATIONAL BANK, hereinafter referred to as "Seafirst," for value received, does hereby grant, bargain, sell, assign, transfer, and set over unto COMPANY 19 GENERAL PARTNERSHIP, an Idaho partnership, hereinafter referred to as Grantee, that certain Commercial Security Agreement dated November 11, 1990 and that certain Business Loan and Credit Agreement dated November 7, 1990, made and executed by CENTENNIAL FOODS, INC., an Idaho corporation, hereinafter referred to as "Borrower", to Seafirst to evidence and secure payment of the original sum of One Million One Hundred Eighty-four Thousand and No/100s Dollars ($1,184,000), and interest, together with the Note thereby secured and the money due and to grow due thereon, with the interest. Said note has been modified pursuant to Loan Modification Agreement dated June 8, 1995. There was due and owing to Seafirst on March 4, 1996 the principal balance of $918,693.21, plus interest of $15,076.85 for a total of $933,770.06. The above-described Commercial Security Agreement, Business Loan and Credit Agreement and Note are hereinafter referred to as the "Security Documents."
         Seafirst represents to Grantee that it is the holder of the Security Documents.
         This instrument shall constitute an absolute assignment of Seafirst's interest in the Security Documents and its right to all proceeds thereof. Grantee shall have full right and power to take control of all proceeds of the Security Documents and to make all collections due thereunder and to do any other act described therein. Grantee acknowledges and further it shall have, all of the rights and powers granted to Seafirst under the terms of said Security Documents.
         Seafirst shall promptly remit any payments or prepayment received under said Security Documents directly to Grantee for application to the indebtedness after execution of this Assignment.
         Borrower, by its execution of this document consents to this Assignment

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and has further acknowledged receipt of notice of this Assignment.
         All terms and conditions of the Security Documents shall survive this Assignment, and shall remain in full force and effect. Grantee shall take the position of Seafirst referenced in the Security Documents and all documents incident thereto. Both Grantee and Seafirst agree to execute any and all documents necessary to effectuate this Assignment, and Seafirst agrees to deliver to Grantee the original Security Documents upon its execution hereof.
         Other than as specifically set forth herein, Seafirst makes this assignment without recourse, representation, or warranty of any kind.
         DATED effective March 4, 1996.
                                                  SEATTLE FIRST NATIONAL BANK

                                                  By/s/Pat Tebo
                                                    ----------------------------
                                                  Its Vice Pres
                                                  "Seafirst"


                                                  COMPANY 19 GENERAL PARTNERSHIP

                                                  By/s/Charlie Nipp
                                                    ----------------------------
                                                  Its  Manager
                                                  "Grantee"


                                                  CENTENNIAL FOODS, INC.


                                                  By  /s/Ike Lynch
                                                    ----------------------------
                                                  Its President & CEO

STATE OF WASHINGTON                         )
                                      : ss.
County of Spokane                           )


         On this 11th day of March , 1996, before me personally appeared Pat Tebo ,to me known to be the Vice President of Seattle-First National Bank, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument on behalf of said corporation.

         GIVEN UNDER MY HAND AND OFFICIAL SEAL the day and year in this certificate first above written [Notary Seal].

                                                       /s/Kathy Altieri
                                                       ----------------
                                                       (Signature)

                                                       KATHY ALTIERI
                                                       (Print Name)

                                                       NOTARY PUBLIC
                                                       My appointment expires
                                                                         3-20-99
STATE OF Idaho             )
                           :ss.
County of Kootenar         )


         On this, 7th day of March , 1996, before me personally appeared Charlie Nipp , to me known to be the Manager of Company 19 General Partnership, the partnership that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act of said partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument on behalf of said partnership.

         GIVEN UNDER MY HAND AND OFFICIAL SEAL the day and year in this certificate first above written.


                                                       /s/James English
                                                       -------------------------
                                                       (Signature)

                                                       James M. English
                                                       (Print Name)


                                                       NOTARY PUBLIC
                                                       My appointment expires
                                                                         9/22/98

STATE OF  Idaho            )
                           :ss.
County of Kootenar         )




         On this 7th day of March , 1996, before me personally appeared Ike Lynch , to me known to be the of Centennial Foods, Inc., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument on behalf of said corporation.

         GIVEN UNDER MY HAND AND OFFICIAL SEAL the day and year in this certificate first above written.

                                                       /s/James English
                                                       -------------------------
                                                       (Signature)


                                                       James M. English
                                                       (Print Name)



                                                       NOTARY PUBLIC
                                                       My appointment expires
                                                                         9/22/98